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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated March 10, 2017 relating to the consolidated financial statements of KKR Real Estate Finance Trust Inc. and the related financial statement schedule appearing in Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-217126) and the related Prospectus of KKR Real Estate Finance Trust Inc. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, NY
May 4, 2017

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM